CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement (No. 333-_________) on Form S-1 of Good Times Restaurants, Inc. of our report dated December 28, 2012, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Good Times Restaurants, Inc. for the years ended September 30, 2012 and 2011.  We also consent to reference to our firm under the heading “Experts” in the Registration Statement.

Hein & Associates LLP

/s/ Hein & Associates LLP

Denver, Colorado

April 26, 2013